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                                                      Exhibit I


       25 Research Drive, Westborough, Massachusetts 01582
       ===================================================




                                   January 8, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

  Re: File No. 70-8921

Dear Commissioners:

  The statement on Form U-1 and amendments thereto filed in the above proceeding (the "Statement") were permitted to become effective by the Commission's Order dated December 23, 1996 (HCAR No. 26633). As counsel for the New England Electric System (NEES) and NEES Energy, Inc. (NEES Energy), I have reviewed the actions taken subsequent to my opinion dated December 12, 1996, to carry out the following transaction as contemplated in the Statement:

  On December 30, 1996, NEES Energy made an initial capital contribution to AllEnergy Marketing Company, L.L.C. (AllEnergy L.L.C.) in the amount of $3,250,000.

  I have reviewed the above mentioned opinion, which was filed by amendment as Exhibit F to the Statement, and I hereby confirm the various opinions and statements contained therein. It is my opinion that:

  (a) the foregoing transaction has been carried out in accordance with the Statement and the Commission's Order (HCAR 35-26633) with respect thereto;

  (b) all state laws applicable to the transaction have been complied with;

  (c)     AllEnergy LLC is validly organized and duly existing;

  (d) NEES Energy's interest in AllEnergy LLC is valid, fully paid, and non-assessable, and NEES Energy is entitled to the rights and privileges appertaining thereto set forth in the corporate documents defining such rights and privileges;

  (e) NEES Energy has legally acquired its interest in AllEnergy LLC in accordance with the Commission's authorization of the transactions contemplated by the Statement; and

  (f) the consummation of the transaction does not violate the legal rights of any holder of securities issued by NEES, NEES Energy, or any associate company thereof.


                                   Very truly yours,


                                   s/Kirk L. Ramsauer

                                   Kirk L. Ramsauer
                                   Associate General Counsel